EXHIBIT 16

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                        11300 Rockville Pike, Suite 800
                              Rockville, MD 20852

May 6, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                  Re:      Oak Tree Medical Systems, Inc.

We have read Item 4 of the Form 8-K, dated May 6, 1997, of Oak Tree Medical Systems, Inc. (the "Company") and are in agreement with the statements contained in paragraph 4(a) therein, subject to the following qualification. Subsequent to the completion of our audit of the financial statements of the Company for the fiscal year ended May 31, 1996, we have not had sufficient involvement with the Company or its accounting practices and procedures to enable us to comment on such accounting practices and procedures for any period subsequent to the completion of our audit, including the matters referred to in Item 304(a)(1)(iv)(B) of Regulation S-B.

Yours very truly,

/s/ SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
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